                                                                EXHIBIT 3.1.2

                        The Commonwealth of Massachusetts

                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                         MICHAEL J. CONNOLLY, Secretary
                ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

                   ARTICLES OF AMENDMENT            FEDERAL IDENTIFICATION
          General Laws, Chapter 156B, Section 72    NO. 04-3186494


We, James A. Geraghty, President and Mark A. Hofer, Assistant Clerk of:

                         Genzyme Transgenics Corporation
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                           (EXACT Name of Corporation)


located at:  One Mountain Road, Framingham, MA 01701
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             (MASSACHUSETTS Address of Corporation)

do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED:

Three (3)
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           (Number those articles 1,2,3,4,5 and/or 6 being amended hereby)

of the Articles of Organization were duly adopted at a meeting held on September 28, 1994, by vote of:

5,366,244   shares of   Common  out of   5,507,034      shares outstanding,
---------              --------          ----------
               type, class & series, (if any)

being at least a majority of each type, class or series outstanding and entitled to vote thereon.(1)

----------------
(1) For amendments adopted pursuant to Chapter 156B, Section 70.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

      WITHOUT PAR VALUE STOCKS
------------------------------------
TYPE              NUMBER OF SHARES
------------------------------------
------------------------------------
COMMON:                 None
------------------------------------
PREFERRED               None
------------------------------------

         WITH PAR VALUE STOCKS
------------------------------------------
 TYPE       NUMBER OF SHARES    PAR VALUE
------------------------------------------
------------------------------------------
COMMON:       12,000,000         $0.01
------------------------------------------
PREFERRED      5,000,000         $0.01
------------------------------------------

CHANGE the total authorized to:

      WITHOUT PAR VALUE STOCKS
------------------------------------
TYPE              NUMBER OF SHARES
------------------------------------
COMMON:                None
------------------------------------
PREFERRED              None
------------------------------------


         WITH PAR VALUE STOCKS
------------------------------------------
 TYPE       NUMBER OF SHARES    PAR VALUE
------------------------------------------
------------------------------------------
COMMON:       24,000,000         $0.01
------------------------------------------
PREFERRED      5,000,000         $0.01
------------------------------------------

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.
LATER EFFECTIVE DATE:
                     ---------------------------

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 30th day of September in the year 1994.

/s/ James A. Geraghty                                                President
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/s/ Mark A. Hofer                                               Assistant Clerk
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

                        THE COMMONWEALTH OF MASSACHUSETTS



                              ARTICLES OF AMENDMENT

                     GENERAL LAWS, CHAPTER 156B, SECTION 72

               -----------------------------------------------------
                  I hereby approve the within articles of amendment and, the filing fee in the amount of $12,000 having been paid, said articles are deemed to have been filed with me this third day of October 1994.


                               MICHAEL J. CONNOLLY

                               Secretary of State




                   TO BE FILLED IN BY CORPORATION

                   PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE
                   SENT



                    TO:    Joseph L. Johnson III, Esquire

                           Goodwin, Procter & Hoar

                           Exchange Place, Boston, MA 02109

                    Telephone:  (617) 570-1000